UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 25, 2016

LendingClub Corporation (Exact name of registrant as specified in its charter)

Commission File Number: 001-36771

Delaware	51-0605731
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

71 Stevenson St., Suite 300, San Francisco, CA 94105
(Address of principal executive offices and zip code)
(415) 632-5600 (Registrant’s telephone number, including area code)
N/A (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01	Entry into a Material Definitive Agreement

This Amendment No. 1 to Current Report on Form 8-K amends the Current Report on Form 8-K filed by LendingClub Corporation (the “Company”) on March 2, 2016 (the “Original 8-K”). The Company is amending the Original 8-K for the sole purpose of revising the redacted copies of Exhibits 10.1 and 10.2 to the Original 8-K, for which the Company is seeking confidential treatment of certain portions pursuant to a Confidential Treatment Request submitted to the Securities and Exchange Commission (the “SEC”) pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Exhibit 10.1 and Exhibit 10.2 hereto supersede in their entirety Exhibit 10.1 and Exhibit 10.2, respectively, to the Original 8-K.

Except as stated herein, this Current Report on Form 8-K/A does not reflect events occurring after the filing of the Original 8-K on March 2, 2016 and no attempt has been made in this Current Report on Form 8-K/A to modify or update the disclosure as presented in the Original 8-K. Accordingly, this Form 8-K/A should be read in conjunction with the Original 8-K and the Company’s filings with the SEC subsequent to the filing of the Original 8-K.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

Exhibit Number	Exhibit Title or Description
10.1	Loan and Receivable Sale Agreement, dated February 25, 2016, by and between the Company and WebBank*
10.2	Marketing and Program Management Agreement, dated February 25, 2016, by and between the Company and WebBank*

* Confidential treatment has been requested for certain portions of this Exhibit. The omitted material has been filed separately with the Securities and Exchange Commission.

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LendingClub Corporation
Date: August 17, 2017	By:	/s/ Russell S. Elmer
Russell S. Elmer
General Counsel and Secretary
(duly authorized officer)